UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2017

SMITH MICRO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 COLUMBIA
ALISO VIEJO, CA	92656
(Address of principal executive offices)	(Zip Code)

(949) 362-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Smith Micro Software, Inc. (the “Company”) has filed this Current Report on Form 8-K to revise the Company’s consolidated financial statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 and the related notes, which were included in its 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2017 (the “2016 Form 10-K”), to reflect changes in the consolidated financial statements from the early adoption of ASU 2017-11, Distinguishing Liabilities from Equity (Topic 480).

The revision of the consolidated financial statements and related notes that were included in the 2016 Form 10-K affects the following items from the 2016 Form 10-K, which have been retrospectively revised to reflect the reclassification of the warrant liability to additional paid in capital, and which have been included, as so revised, as exhibits to this Current Report on Form 8-K as indicated below:

•	Item 6. Selected Financial Data (included, as revised, as Exhibit 99.1 to this Current Report on Form 8-K);

•	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations (included, as revised, as Exhibit 99.2 to this Current Report on Form 8-K); and

•	Item 8. Financial Statements and Supplementary Data (included, as revised, as Exhibit 99.3 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

23.1 99.1 99.2 99.3

Consent of SingerLewak LLP

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2017	SMITH MICRO SOFTWARE, INC.

	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer

3